EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies in his capacity as an officer of Community Bancorp Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: July 24, 2003	/s/ THOMAS E. SWANSON
Thomas E. Swanson
President and Chief Executive Officer

Date: July 24, 2003	/s/ L. BRUCE MILLS, Jr.
L. Bruce Mills, Jr.
Sr. Vice President, Chief Financial Officer